SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   December 1, 2008

MEGA MEDIA GROUP, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-28881	88-0403762
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1122 Coney Island Avenue
Brooklyn, NY 11235
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(718) 947-1100
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On December 1, 2008, the Mega Media Group, Inc. (“we” or the “Company”) entered into a $250,000 10% convertible secured promissory note (the “Note”) with Robert Catell or its permitted assigns (the “Holder”).   The maturity date of this Note is June 1, 2009.  Pursuant to the terms of the Note, the Holder shall have the right from time to time, and at any time on or prior to maturity to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Common Stock, $.001 par value per share.  The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the amount of principal and accrued interest to be converted (“Conversion Amount”) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”).  The Conversion Price shall be equal to the average closing bid price of the Common Stock (as reported by Bloomberg L.P.) on the OTC Bulletin Board for the ten (10) trading days prior to the date of the Conversion Notice (the “Conversion Date”) multiplied by .80 provided that the Notice of Conversion is submitted by to our company before 6:00 p.m., New York, New York time on such Conversion Date. However, in no event, the number of shares of Common Stock beneficially owned by the Holder and its affiliates, and the number of shares of Common Stock issuable upon the conversion of this Note shall be more than 4.99% of the total outstanding shares of Common Stock of the Company. Also, the Conversion Price shall not exceed fifteen cents ($0.15).

This Note is being issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”).

The foregoing description of the Note contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of the Note attached hereto as Exhibit 10.1.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(c) Exhibits.

Exhibit Number	Description

10.1	Convertible Secured Promissory Note Agreement by and between the Company and the Holder on December 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MEGA MEDIA GROUP, INC.

Dated: December 5, 2008	By:	/s/ Alex Shvarts
Alex Shvarts
President and Director